Exhibit 10.56

CONTRACT OF LEASE

KNOW ALL MEN BY THESE PRESENTS:

This CONTRACT OF LEASE (the “Contract”), made and entered into on January 7, 2010 at Manila, Philippines, by and between:

ROBINSONS LAND CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with office address at the 25th Floor, Robinsons-Equitable Tower, ADB Avenue corner Poveda Street, Ortigas Center, Pasig City, represented herein by its Vice President and Treasurer, TERESITA H. VASAY and its General Manager for Office Buildings Division, HENRY L. YAP, duly authorized for the purpose and hereinafter referred to as the ‘LESSOR’

-and-

US AUTOPARTS NETWORK (PHILIPPINES) CORPORATION, a domestic corporation duly organized and existing under and by virtue of the laws of the Republic of the Philippines, with office address at the 5th floor, JAKA Building, 6780 Ayala Avenue, Makati City represented herein by its Director, SHANE EVANGELIST, duly authorized for the purpose and hereinafter referred to as the “LESSEE”.

WITNESSETH – THAT:

WHEREAS, the LESSOR is the owner of office units at the Robinsons Cybergate Plaza (the “Project”), described in Section I of this Contract (the “Leased Premises”);

WHEREAS, the LESSEE has offered to lease the Leased Premises inclusive of any and all appurtenant interests thereto;

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms and conditions herein stipulated and restrictions hereinafter contained and set forth in the General Terms and Conditions attached as Annex “A” and the Amendments to the General Terms and Conditions attached herein as Annex “B”, and such other agreement as may be necessary, all of which are made as integral parts hereof, the LESSOR hereby leases and delivers unto the LESSEE in good and tenantable condition the premises described hereunder, under the following terms and conditions:

BASIC LEASE PROVISIONS

The Basic Provisions of this lease are as follows:

I. DESCRIPTION OF PROPERTY

Project	:	Robinsons Cybergate Plaza
Location	:	EDSA, Mandaluyong City
Floor(s)	:	9th floor
Gross Area	:	3,685.29 square meters
Hand-over condition	:	The LESSOR shall deliver to the LESSEE on the Hand-over Date the Leased Premises with standard lighting fixtures, air-conditioning units and piping, and electrical wiring, excluding switches. Acoustic

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

ceiling boards are included in the deliverables, but LESSEE shall have the option not to have these installed. However, cost of removal of installed ceiling t-runners, if warranted by the LESSEE, shall be for account of the LESSEE and shall be subject to reinstatement at the end of the lease in accordance to LESSOR’s specifications and conditions. The flooring shall be bare cement finish and without any floor covering.

All improvements and partitioning on the leased premises shall be for the account of the LESSEE.

The LESSEE shall have the right to commence its actual fit-out/construction work in the Leased Premises on the Hand-over Date, provided the plans have already been approved by the LESSOR and the appropriate agencies and permits instrumentalities. LESSEE shall also have the right to operate its business on the Leased Premises once the fit-out work is completed and the LESSEE has secured the necessary permit for such operation.

II. LEASE TERM

Number of Years	:

Sixty-three (63) months (inclusive of the fit-out period), renewable for a sixty (60)-month term upon the mutual agreement of both parties and subject to prior written notice of intent from the LESSEE five (5) months and a signed renewal contract two (2) months before the termination date of the original lease term.

The Lease shall commence only upon LESSEE receiving PEZA approval for its application for registration or sixty (60) days from LESSEE’s execution of the Lease whichever is earlier.

Hand-over Date	:	Upon receipt of PEZA approval, or at LESSEE’s election which, in any event, shall not be prior to January 15, 2010 nor later than March 1, 2010.
Contract Commencement Date	:	The Lease shall commence on the Hand-over Date
Rental Payment Commencement Date	:	Four (4) months after Hand-over Date
Termination Date	:	Sixty-three (63) months after Hand-over Date

It is understood herein that the LESSEE shall be liable for all obligations of a lessee as embodied in this Contract and Annexes “A” and “B” even during the fit-out period.

LESSEE shall have the right to terminate the lease at any time after thirty-nine (39) months, upon receipt of ninety (90) days’ prior written notice. Should LESSEE terminate during months forty (40) through fifty-one (51), LESSEE shall pay a Termination Privilege fee equivalent to four (4) months’ rent. Should LESSEE terminate during months fifty-two (52) through the end of the Lease, LESSEE shall pay a Termination Privilege fee equivalent to three (3) months’ rent. Should LESSEE terminate the lease prior to or on the thirty-ninth month, LESSEE shall pay all monthly rent payable through the thirty-ninth month plus a termination privilege fee equivalent to four (4) months’ rent.

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

Escalation Rate	:	5% per annum, beginning on the third year of the lease term. In case of renewal, this escalation rate shall also apply to the renewal rent, beginning on the third year of the renewal term.

III.	RENT PER MONTH

A rental rate of (Peso)300.00 per square meter per month based on the gross area shall be paid by the LESSEE for the first two (2) years of the lease. Thereafter, this shall be escalated by 5% annually.

The LESSEE shall have three (3) months rent-free fit-out period beginning on the Hand-over Date. After the fit-out period, the LESSEE shall have one (1) rent-free month each year for the initial five-year lease term, as detailed in the rental schedule below.

The following rental schedule shall apply during the initial five-year lease term:

Year	Period		Monthly Rent					Esc. Rate
	From	To	Per sq.m.		Discount	Total
—	Month 1	Month 3			Fit-out period			—
1	Month 4		(Peso)	300.00	100%		Rent-free	—
1*	Month 5	Month 7	(Peso)	300.00	0%	(Peso)	1,105,587.00	—
1	Month 8	Month 15	(Peso)	300.00	0%	(Peso)	1,105,587.00
2	Month 16		(Peso)	300.00	100%		Rent-free	—
2	Month 17	Month 27	(Peso)	300.00	0%	(Peso)	1,105,587.00
3	Month 28		(Peso)	315.00	100%		Rent-free	5%
3	Month 29	Month 39	(Peso)	315.00	0%	(Peso)	1,160,866.35
4	Month 40		(Peso)	330.75	100%		Rent-free	5%
4	Month 41	Month 51	(Peso)	330.75	0%	(Peso)	1,218,909.67
5	Month 52		(Peso)	347.29	100%		Rent-free	5%
5	Month 53	Month 63	(Peso)	347.29	0%	(Peso)	1,279,864.36

*	Application of Advance Rent

The rent above-stated is subject to the appropriate withholding taxes as required by the relevant laws and regulations. However, the rent does not include any and all taxes which are being assessed, levied or may be imposed by the government, such as but not limited to Value-Added Tax (VAT) and Documentary Stamp Tax (DST), which shall be for the account of the LESSEE, if applicable.

Rent shall be payable monthly in advance no later than the first five (5) days of each calendar month without the need for express demand but upon receipt of written invoice from the LESSOR to the LESSEE fifteen (15) days prior to the due date.

IV.	SECURITY DEPOSIT

The LESSEE shall pay the amount of PESOS: THREE MILLION FIVE HUNDRED TWENTY-TWO THOUSAND FOUR HUNDRED EIGHTY-THREE AND 10/100 ((Peso)3,522,483.10), equivalent to three (3) months’ rental based on the average rental rate for five (5) years, as Security Deposit on or before January 15, 2010.

In case of renewal after the initial five-year lease term, this Security Deposit shall be subject to adjustment based on the average rental rate for the five-year renewal term. Such adjustment in the Security Deposit shall be payable by the LESSEE to the LESSOR within the first five (5) days of the initial year of the renewal term.

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

The Security Deposit shall be refundable on or before sixty (60) days after the LESSEE has vacated the Leased Premises at the termination of the lease, and upon turn-over to and acceptance by the LESSOR of the said Leased Premises, provided all obligations incurred directly by LESSEE and any unpaid charges incurred directly by LESSEE and due on the Leased Premises have been fully settled by the LESSEE and such proof of payments have been satisfactorily presented to the LESSOR as required. Prior to utilizing the Security Deposit as payment for unpaid and undisputed rent or utilities, LESSOR shall present LESSEE with a written demand for payment and allow LESSEE fifteen (15) days to pay all undisputed amounts due. Should LESSOR wish to refund less than the total amount of the Security Deposit, it shall present a detailed list with photographs to support any monies proposed to be withheld.

V.	ADVANCE RENT

The LESSEE shall pay the amount of PESOS: THREE MILLION THREE HUNDRED SIXTEEN THOUSAND SEVEN HUNDRED SIXTY-ONE ((Peso)3,316,761.00) equivalent to three (3) months’ rental on the entire Leased Premises PLUS ANY APPLICABLE VAT, payable on or before January 15, 2010. Application shall be as per the schedule in Article III herein.

VI.	REIMBURSABLE EXPENSES

The following shall be for the LESSEE’s account:

•	Management Dues of PESOS: EIGHTY-FIVE ((Peso)85.00) per square meter per month based on the gross area.

Management Dues are subject to periodic adjustment.

Management Dues shall cover services as provided on Exhibit A.

The LESSEE shall be charged Management Dues beginning on the Hand-over Date.

Management Dues shall be paid monthly in advance no later than the first five (5) days of each applicable month without the need for express demand from the LESSOR to the LESSEE.

•

Water and power consumption shall be charged based on meter reading with a two percent (2%) surcharge over the rates charged by the utility companies. In the absence of a meter, a flat rate shall apply as determined by the LESSOR. In the event of a meter defect, the LESSEE shall be liable for any adjustment arising therefrom.

The above-stated amounts shall not include any and all taxes, which are being assessed, levied, or may be imposed by the government, such as but not limited to Value-Added Tax (VAT), which shall be for the account of the LESSEE, if applicable.

VII.	RENEWAL RENT

The rental rate for the renewal term shall be the “fair market rent” at the time of renewal, but in no circumstance shall the rent for the renewal term be increased or decreased by more than 10% of the rental rate of the last year of the initial lease term.

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

The term “fair market rent” shall be defined to mean the market rental rate for buildings of comparable size, location, age and quality, and should include consideration of the space efficiency ratio, the total amount of space being leased by the LESSEE at the time of renewal, and any leasing concessions which are granted at such comparable buildings to lessees which are similar in size and credit to the LESSEE, so long as the comparable buildings are located in the same business district as the leased premises.

Should the LESSEE and the LESSOR fail to reach an agreement on the “fair market rent” within a specified period, the parties agree to submit the matter exclusively to an arbitrator to be nominated jointly by both parties, and whose fee shall be equally shared by the same. Both parties covenant to submit to the final decision of the said arbitrator, who shall be selected from among reputable real estate agencies that have done commercial/office leasing transactions for multinational companies for at least five years prior at the time of renewal.

VIII.	LESSEE’S PURCHASE OF A/C EQUIPMENT

Subject to a separate Deed of Sale, on the Hand-over Date, the LESSEE shall purchase from the LESSOR the air-conditioning equipment installed in the Leased Premises PESOS: FOURTEEN MILLION (Php14,000,000.00) and agrees to sell back the said equipment at the end of the lease (original or extended, as applicable) to the LESSOR for a token price of PESOS: FIFTY ONLY (Php 50.00).

Payment for the purchase of the air-conditioning equipment shall be due on or before the Rental Payment Commencement Date.

Maintenance and repair of said a/c equipment shall be for the account of the a/c equipment owner. The cost of quarterly cleaning, however, is included in the Management Dues being paid by the LESSEE.

IX.	CONSTRUCTION DEPOSIT

The LESSEE shall be required to give a Construction Deposit in an amount equivalent to PESOS: TWO HUNDRED per square meter based on gross area, payable on or before January 15, 2010. This deposit shall be refundable after the fit-out period, subject to the LESSEE’s compliance to all items given in the LESSOR’s pre-operation checklist.

The LESSOR shall provide the LESSEE a Statement of Construction Deposit, detailing all amounts deductible from the said deposit, if any. The following are costs to be deducted from the Construction Deposit:

a)	Power/water consumption charges during fit-out/construction*;

b)	Housekeeping services/cleaning of common areas affected by fit-out/construction;

c)	Power and water meter deposits;

d)	Performance cash bond (refundable upon the faithful compliance to all pre-operation requirements)

e)	Unrectified construction violation penalty;

f)	Construction damages that may occur.

*	Such power and water charges during fit-out shall also be subject to the utility surcharge of 2%, as per Article VI herein.

Except with regard to power and water consumption and deposit charges, amounts shall be deducted from the Construction Deposit only after the LESSOR has provided the LESSEE with notice and an opportunity for LESSEE to verify all charges and deductions.

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

X.	REINSTATEMENT

Not later than thirty (30) days after approval of the LESSEE’s fit-out plans, both parties shall agree in writing as to the improvements/installations which shall be retained, and which shall be removed or restored/reinstated at the LESSEE’s cost upon termination of the lease. This list shall be annexed to this Contract subsequently.

XI.	DENSITY REQUIREMENTS

The LESSOR undertakes to construct additional fire stairwell(s) to meet a minimum density ratio of six (6) square meters per person. However, it shall be the LESSEE’s responsibility to ensure that at any given time, occupants of the leased premises shall not exceed such density ratio.

In case of conflict between the provisions of this Contract of Lease and the General Terms and Conditions attached herein, the provisions of this Contract of Lease shall prevail.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed on the date and in the place first above-written.

ROBINSONS LAND CORPORATION	US AUTO PARTS NETWORK (PHILIPPINES) CORPORATION

Lessor	Lessee
By:	By:

TERESITA H. VASAY	SHANE EVANGELIST
Vice President & Treasurer	Director

/s/ Henry L. Yap	/s/ Shane Evangelist

HENRY L. YAP
General Manager, Office Buildings Division

SIGNED IN THE PRESENCE OF:

/s/ Maricel N. Cadiz	/s/ Shannon L. Roark

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

ACKNOWLEDGEMENT

(For Lessor)

REPUBLIC OF THE PHILIPPINES)
, METRO MANILA) S. S.

I certify that on this date, before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Competent Evidence of Identity	Date & Place Issued
ROBINSONS LAND CORP.	CTC#00001817	Jan. 9, 2009, Quezon City
TERESITA H. VASAY	CTC#25607471	Jan. 31, 2009, Muntinlupa City
HENRY L. YAP	CTC#26806430	Jan. 29, 2009, Pasig City

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

This document refers to a Contract of Lease with Annexes “A” (General Terms and Conditions) and “B” (Amendments to the General Terms and Conditions) which are made integral parts thereof, signed by the parties and their instrumental witnesses on each and every page thereof and is sealed with my notarial seal.

WITNESS MY HAND AND SEAL on the date and at the place first above-written.

NOTARY PUBLIC

Doc. No.	;
Page No.	;
Book No.	;
Series of	.	/s/ Robert Salcido

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

ACKNOWLEDGEMENT

(For Lessee)

I certify that on this date, before me, a notary public duly authorized in the city named above to take acknowledgments, personally appeared:

Name	Competent Evidence of Identity	Date & Place Issued
US AUTOPARTS
SHANE EVANGELIST

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their free and voluntary act and deed and that they have the authority to sign on behalf of their respective principals.

This document refers to a Contract of Lease with Annexes “A” (General Terms and Conditions) and “B” (Amendments to the General Terms and Conditions) which are made integral parts thereof, signed by the parties and their instrumental witnesses on each and every page thereof and is sealed with my notarial seal.

WITNESS MY HAND AND SEAL on the date and at the place first above-written.

NOTARY PUBLIC

Doc. No.	;
Page No.	;
Book No.	;
Series of	.	/s/ Robert Salcido

Contract of Lease – Robinsons Land Corporation and US Auto Parts Network (Philippines) Corporation

STANDARD GTC – CYBERGATE (OFFICE)

ANNEX “A”

GENERAL TERMS AND CONDITIONS

In consideration of the foregoing premises, the payment of rentals and other charges therein stipulated and in compliance with the covenants, conditions and restrictions herein imposed as to the use and occupancy of the property, on the part of the LESSEE to be paid, observed and performed, the LESSOR hereby LEASES and DELIVERS unto the LESSEE in good and tenantable condition the aforesaid premises subject to the following stipulations:

1. TERM - The term of the lease shall be for a period as set forth in the Basic Lease Provisions. The Contract may be renewed by the mutual agreement of both parties six (6) months prior to its expiration.

If, upon the expiration of the term of this lease, or after the termination or cancellation of this Contract for any cause or reason whatsoever, and the LESSOR shall allow the LESSEE to be in possession of the premises, the term of the lease will be monthly and shall be subject to the same conditions, covenants, stipulations, and restrictions specified in this Contract.

In the event the LESSEE holds over and remains in possession of the premises after the expiration or termination of the term or its renewal or extension without the LESSOR’s consent, such holdover or continuous possession shall not be deemed or considered as a renewal or extension of this lease, and the LESSEE shall be obliged to pay a monthly rent equivalent to one hundred fifty percent (150%) of the highest rent and other charges paid during the term of this lease without prejudice to the right of the LESSOR to file an ejectment suit to compel recovery of the premises and recover whatever damages it may suffer because of the unlawful detainer.

Should the LESSEE pre-terminate this lease Contract before the lease expires, LESSEE shall be liable to pay to the LESSOR the rental fees and other charges for the unexpired portion of the lease term, in addition to the forfeiture of the Security Deposit and any unused Advance Rent as provided in Section 3 hereof.

The LESSOR has the right to pre-terminate this Contract if the LESSEE violates any of the conditions of this Contract.

2. RENT - The monthly rental shall be paid at the LESSOR’s office within the first five (5) calendar days of each calendar month to which the rent corresponds, without the need of demand. The LESSEE shall deduct and withhold the withholding tax due on the monthly rental and remit the same to the Bureau of Internal Revenue (BIR) in accordance with BIR regulations. The LESSEE shall submit to the LESSOR a copy of the Certificate of Remittance of the withholding tax within five (5) days from the time of payment of the tax to the BIR. Without prejudice, however, to all other remedies of the LESSOR under the Contract, all unpaid rentals and other charges which are overdue and unpaid, shall be subject to interest charges at the rate of three percent (3%) per month, or the maximum prevailing interest rate by law or commercial practice, whichever is higher, as may be determined by the LESSOR from the date of delinquency until full payment thereof. In addition, the LESSOR, at its option, may impose penalty of five percent (5%) per month, on all unpaid charges including interests for accounts over sixty (60) days past due until full payment date.

The interest charges shall also apply to any and all arrearages of the LESSEE including, but not limited to, unpaid rentals, air-conditioning charges, common usage charges, reimbursement for development costs and such other costs as may be determined by LESSOR.

3. SECURITY DEPOSIT AND ADVANCE RENT - Upon execution of this Contract, the LESSEE shall pay the LESSOR a Security Deposit, the amount of which is stated in Section IV of the Basic Lease Provisions, to serve as security for the full and faithful compliance of each and every term, provision, covenant, and condition of this lease. The LESSOR shall not be required to keep the Security Deposit from its general funds and the LESSEE shall not be entitled to interest on such deposit. The Security Deposit shall remain intact during the entire term of this lease and the LESSEE cannot demand that it be applied as payment for any of its monetary obligations under this Contract. In the event the LESSEE satisfies the LESSOR of its full and faithful performance and compliance with every provision of this lease, the Security Deposit shall be refunded to the LESSEE not later than sixty (60) days after the expiration of the lease term. The LESSEE shall likewise satisfy any and all monetary obligations to the LESSOR, and shall completely and satisfactorily vacate, deliver, and surrender the leased premises in as good condition as it was prior to the lease except for depreciation due to ordinary wear and tear, to the LESSOR.

Subject to the provisions of this Contract, in the event the LESSEE terminates this Contract before the expiry date for whatever reason, the Security Deposit, shall be automatically forfeited in favor of the LESSOR, to cover expenses incurred by the LESSOR arising from this lease arrangement, such as commissions paid to brokers, documentation expenses, etc., except when such termination is by reason of any civil or political disturbances and/or uprising, act of war, state of national emergency declared by

STANDARD GTC – CYBERGATE (OFFICE)

the proper government body, or any other circumstances beyond the control of the LESSEE and/or its assignee. In which case, the Security Deposit or the unused Advanced Rent shall be returned by the LESSOR to the LESSEE not later than sixty (60) days from the termination of this Contract. The LESSEE’s liability for any breach of this Contract or for any obligation for the leased premises shall not be limited to the amount of the said Security Deposit.

In addition, the LESSEE shall pay the LESSOR an Advance Rent, the amount of which is stated in Section V of the Basic Lease Provisions. The said amount shall be applied to the rent for the last number of months to which it corresponds or is equivalent. In the event of pre-termination of this Contract before the lease term expires, any unused Advance Rent shall likewise be forfeited in favor of the LESSOR.

4. REIMBURSABLE EXPENSES - Monthly rent does not include reimbursable expenses such as, but not limited to, the following charges which are for the account of the LESSEE:

a) Management Dues - Payment of the Management Dues, upon advice of the LESSOR, shall be made to the LESSOR based on the statement of account of the LESSOR. The Management Dues are intended to cover the LESSEE’s share of the maintenance and operating costs of the common areas of the Project, the common facilities, utilities and services as the LESSOR may solely and reasonably determine. These shall include, but shall not be limited to, administrative and overhead expenses, decorating expenses, insurance, janitorial, sanitation, garbage fees, security services, cost repair and maintenance of equipment and facilities, light of common areas, costs of air-conditioning, water, power, labor as well as such other related expenses as the LESSOR may deem necessary. The Management Dues shall be subject to review to reflect actual expenses and which charges in no case shall be paid later than seven (7) days after the end of each calendar month to which the charges correspond.

Any temporary interruption in the facilities or services mentioned shall not be deemed as an eviction of the LESSEE, nor shall it relieve the LESSEE of any obligation under this Contract including the payment of rental nor the abatement thereof nor subject the LESSOR to any liability arising therefrom.

b) Individual Services/ Utilities - Upon the advice of the LESSOR, the LESSEE shall pay the LESSOR or the utility companies, prior to delinquency, all necessary and applicable charges for water, electricity, air-conditioning or other services or utilities, used, rendered or supplied in connection with the LESSEE’s possession of the premises, together with any assessment or surcharges in respect thereto and, except when the same is furnished by the LESSOR, shall contract for the same in its own name and shall protect the LESSOR and the premises from any other charges. The LESSOR, after the LESSEE fails to pay the sum due for the utilities within five (5) days from the time it receives written notice of delinquency, shall have the right to shut off all unpaid utilities to the premises obtained by or through the LESSOR. All costs of utilities and services provided by or through the LESSOR shall be allocated to the LESSEE as and in the manner provided for the Management Dues. Delinquency shall be understood to have occurred if in case of sub-metered utilities or utilities charged on a per square meter basis, the LESSEE fails to pay the obligations due before the first seven (7) days of the succeeding month. In case of charges payable directly to the utility companies, delinquency shall occur upon failure of LESSEE to pay its obligations one (1) month after such obligations become due and payable.

Utility meters shall be provided by the LESSOR, but the cost of equipment and related installation expenses shall be for the account of the LESSEE. In the event of a meter breakdown, the LESSEE undertakes to pay any and all back charges that may result therefrom.

In the event air-conditioning for the leased premises is supplied by the LESSOR, the LESSEE shall pay the LESSOR the charges for the use of such, which shall include the costs of operation, maintenance, overhead expenses, and such other amounts the LESSOR may deem as reasonable under the circumstance.

The LESSEE, as well as all other tenants, are prohibited from installing and maintaining separate air-conditioning units or systems, other than those previously agreed upon by the parties, except if in the LESSOR’s judgment, the premises require an air-conditioning system separate from that provided by LESSOR and written permission to install such separate air-conditioning system is secured from the LESSOR. The LESSEE shall bear all costs and expenses thereof.

The LESSEE shall pay the foregoing expenses not later than seven (7) days after the end of each calendar month or period to which the charges correspond.

Any temporary interruption in the facilities or services mentioned shall not be deemed as an eviction of the LESSEE nor shall it relieve the LESSEE of any obligation under this Contract including the payment of rental nor the abatement thereof nor subject the LESSOR to any liability arising therefrom. However, the LESSOR shall endeavor to use every effort and diligence to restore promptly the facilities and services to their proper functions.

STANDARD GTC – CYBERGATE (OFFICE)

5. NATURE AND USE OF THE LEASED PREMISES AND USE OF COMMON AREAS - The leased premises shall be used exclusively for purposes as agreed upon by the LESSOR and LESSEE, and only under the name and style mentioned in the Contract. The use of the leased premises other than what is previously agreed upon, whether temporarily or permanently, must be with the prior written consent of the LESSOR, otherwise, the LESSOR may, at its option, consider this Contract of Lease rescinded, without resorting to court action, increase the rent or compel the LESSEE to stop the new activities.

It is understood, however, that the LESSOR reserves the right to permit other tenants of the Project for the use of other spaces within the Project for the operation and management of such businesses identical or similar to that of the LESSEE.

The LESSEE shall warehouse only such goods in the leased premises in line with the approved purpose of business. No auction, fire or bankruptcy or closing-out sale may be conducted in the leased premises without the written consent of the LESSOR.

The LESSEE shall, prior to or at the commencement of its occupancy of the premises and at anytime thereafter, take preventive measures, as may be deemed necessary, to forestall any damage to the leased premises. The LESSEE undertakes to continue paying its monthly rent to the LESSOR should any alterations, additions, improvements, installations or repairs within the premises be undertaken unless the repair being undertaken is of such extent that the LESSEE is unable to use the leased premises for the purpose for which it was leased as determined jointly by the LESSOR.

The use and occupancy by the LESSEE of the leased premises shall include, jointly with other lessees and unit owners, the use of common areas adjacent to the leased premises and portion thereof in connection with others, necessary as entrance to and exit from the leased premises, public toilet, and other facilities as may be designated from time to time by the LESSOR, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by the LESSOR. The lease does not extend to the outside portions of the building corresponding to or opposite the leased premises nor to the corridors and hallways within the building and no merchandise or property of the LESSEE shall be placed therein. Without prejudice to the rights of the LESSOR in this Contract, the LESSOR may remove or cause the removal of any object found outside of the leased premises as described herein with costs chargeable to the LESSEE.

6. SUBMISSION OF PLANS - Within the time provided for by the LESSOR, the LESSEE shall submit the construction plan for the proposed installations, improvements, lighting fixtures, floor covering, and other installations as may be required by the nature and purpose of its business, and only after receipt of LESSOR’s prior written approval of the said floor plan, which approval shall not be unreasonably withheld, and submission to the LESSOR by the LESSEE of the necessary construction bond, the amount of which shall be solely determined by the LESSOR, shall LESSEE install and maintain said installations and improvements at its own expense. Any subsequent additions, alterations or changes to the approved plans shall be made only upon written consent of the LESSOR. The LESSEE shall also be responsible for securing all the necessary government permits or licenses as well as pay all taxes necessary for its operations. The LESSEE shall furnish the LESSOR copies of the said permits and licenses or any renewal thereof fifteen (15) days from the start of the LESSEE’s business and every renewal date thereof as required by law. The LESSEE must make a declaration of its maximum electrical load and enumerate thereat, in the checklist provided by the LESSOR, the electrical fixtures, appliances, equipment, facilities, etc.

With the prior written approval of the LESSOR, the LESSEE may install the necessary installations as may be required by its business provided the strength and general structure of the building or the premises are not thereby altered or otherwise adversely affected and, provided further, that the other conditions of this Contract are not thereby violated.

Furthermore, the installation of additional plumbing, electrical appliances/equipment, telephone and teletype in the premises shall be for the account of and expense of the LESSEE, and only after obtaining the prior written consent and approval of the LESSOR. Such installation(s) should be made in such a way as not to cause damage to the premises. Provided, however, that in the installation of additional electrical appliances wherein extra electrical outlets will be needed, the LESSEE shall first furnish the LESSOR with plans of such additional outlets for the LESSOR’s prior written approval. The LESSEE shall, at all times, cooperate with the LESSOR’s agent/representative in the LESSOR’s regular inspection of the LESSEE’s electrical load. For this reason, the LESSEE shall use only duly licensed electrician(s) who must ensure that the additional load of current shall be within the capacity of the main switch of the panel on the corresponding floor. The LESSEE further binds himself to comply strictly with the requirements of the Fire Department and/or Government Electrician. Any violation of this provision shall make LESSEE liable for damages which may result directly or indirectly therefrom.

The LESSOR reserves the right to refuse any alterations, additions or improvements requested by the LESSEE if, in LESSOR’s opinion, there is just cause to warrant such refusal.

STANDARD GTC – CYBERGATE (OFFICE)

It is further agreed that all such installations and improvements, except the movable furniture put in at the expense of the LESSEE, shall remain upon, and be surrendered with the premises as part thereof at the termination of the lease without compensation to the LESSEE, and without prejudice to the right of the LESSOR to require the LESSEE to restore the premises to its original tenantable condition.

7. ALTERATIONS, ADDITIONS, IMPROVEMENTS - The LESSEE shall not make any alterations, additions or improvements without the prior written consent of the LESSOR; Provided however, that all such alterations, additions or improvements made by either party in or upon the leased premises, except the movable furniture and fixtures put in at the expense of the LESSEE and removable without defacing or impairing the property of the LESSOR, shall remain upon and be surrendered with the premises as part thereof upon termination of this lease without compensation to the LESSEE.

8. PARKING AND OTHER JOINT-USE AREAS - It is expressly understood that the LESSEE’s privilege to use parking and other areas dedicated to common use is not exclusive. The privilege of such use by the LESSEE, his employees and customers, is not an integral part of this lease. It may, therefore, be restricted or regulated by the LESSOR.

Such use shall be subject to the following restrictions and regulations and to such other restrictions and regulations as may be promulgated from time to time by the LESSOR.

a) The LESSEE can park its vehicle, whenever applicable, only in designated parking areas and not in driveways, walkways, pedestrian lanes and private roads except for such length of time as may be sufficient to pick up supplies, office furniture and fixtures, goods and merchandise from or to deliver them to the leased premises.

b) The LESSOR shall have the sole and exclusive right at any time to relocate driveways, entrances and exits common to the building, change the boundaries or locations of the various automobile parking areas, diminish or rearrange the parking pattern therein, or designate additional or elevated parking spaces.

c) The LESSEE shall not allow parking and other areas for common use to be obstructed by his operations, except as maybe normally carried or in connection with the needs of the business.

d) The LESSOR shall have the sole and exclusive jurisdiction and the right to police, control traffic, regulate and promulgate reasonable rules and regulations governing the use of the parking areas, private roads, sidewalks, common driveways, entrances, exits and other common use areas not included within the boundaries of the leased premises.

e) The LESSOR reserves the right to conduct, perform, do maintenance/repair works such as diggings and excavations on streets, sidewalks and other common areas, and no compensation or claim shall be allowed against the LESSOR by reason of inconvenience or annoyance to the business as result thereof.

9. CARE OF THE LEASED PREMISES - The LESSEE shall, at his expense, maintain the leased premises in a clean and sanitary condition, free from noxious odors, disturbing noises or other nuisances and, upon the expiration of the lease, shall return the premises and fixtures in as good condition as that in which they were actually found at the beginning of the lease, ordinary wear and tear excepted. The LESSEE shall not drive nails, screws, hooks or other abutments on or into the walls frames or other portions of the premises or in any manner deface or damage any part thereof. Any damage caused by the LESSEE may be repaired by the LESSOR for the account of the LESSEE. The LESSOR shall have the right to require the LESSEE to remove any display or promotional matter, or any displayed merchandise which LESSOR reasonably and in good faith considers to be improper or inappropriate for the general appearance or presentation of the premises.

The LESSOR shall be responsible for major repairs which are limited to those which affect the structure of the leased premises or the building. The LESSEE shall allow access to the LESSOR on the premises for the purposes of repair or remodeling or such other works as may be necessary for the preservation, conservation, improvement or decoration of the building or any part thereof. No compensation or claims shall be allowed against the LESSOR by reason of any inconvenience or annoyance to the LESSEE that may arise by reason thereof.

The LESSEE shall repair promptly at its expense any damage to the premises or any other improvement within the building caused by the bringing into the premises of any property for the LESSEE’s use, or by the installations or removal of such property, regardless of who is at fault or who caused such damage, unless such was clearly caused by the LESSOR, or its agents or employees; and in default of such repairs by the LESSEE, the LESSOR may make the same and the LESSEE agrees to pay in addition to the rent, the cost thereof to the LESSOR promptly upon the LESSOR’s demand thereof. The LESSEE shall be responsible for the maintenance and repair of the leased premises including plumbing and electrical fixtures within the premises or those serving the same.

STANDARD GTC – CYBERGATE (OFFICE)

The LESSEE must notify the LESSOR immediately of any damage to the leased premises, their appurtenances as well as any occupation, usurpation or untoward act being committed, or threatened to be committed, within the leased premises.

No machinery, office furniture, effects or other equipment may be brought into or out of the building without the prior written approval of the LESSOR.

The LESSEE shall further maintain the leased premises in a clean condition by utilizing plastic bags for the disposal of both dry and wet garbage. Unless garbage is contained in plastic bags, it will not be allowed to be deposited in the authorized depository for collections.

10. DAMAGE TO OR DESTRUCTION OF PREMISES - Without prejudice to paragraph 9 of this Contract, in case the leased premises/permanent improvements placed on the premises shall be partially damaged or destroyed, by any cause not covered by insurance, LESSEE shall immediately repair, restore or reconstruct or cause to be repaired, restored or reconstructed said damage or destroyed improvements to the condition thereof immediately prior to such damage or destruction. The failure of the LESSEE to complete the repair, reconstruction or restoration to its original condition within thirty (30) calendar days from the occurrence of the loss/damage shall be a material breach which will entitle the LESSOR to terminate this lease, unless the LESSOR grants an extension.

If the damage is so extensive as to amount virtually to the total destruction of the premises or the permanent improvements, the lease will be deemed terminated after occurrence of the casualty and the rent shall be apportioned to the time of the damage. Notwithstanding the above provisions, if the premises or the building is damaged by fire or other casualty due to the fault or negligence of the LESSEE or its servants, employees, agents, visitors or licensees, then, without prejudice to any other rights, remedies or cause of action the LESSOR may have against the LESSEE, the damage shall be repaired by the LESSEE or by LESSOR at the LESSEE’s expense and the LESSEE shall be liable to pay the rent.

In the event that the leased premises are totally destroyed or cannot be used for the purposes of the LESSEE or rendered uninhabitable by fortuitous event, as determined jointly by the LESSOR and LESSEE, whether insured against or not, the lease shall be terminated and extinguished, and the LESSEE’s obligation to pay further rentals shall likewise be deemed extinguished. In which case, the Security Deposit and the unused Advance Rent, if any, shall not be forfeited and shall be returned by the LESSOR to the LESSEE within thirty (30) days’ from the joint- determination by the LESSOR and the LESSEE that the lease has been extinguished.

If the destruction is partial, as determined jointly by the LESSOR and LESSEE, LESSEE may choose between a proportional reduction of the rent or rescission of the lease.

11. INSURANCE - The LESSEE shall, at its sole cost and expense, purchase, and during the entire term of this lease, keep and maintain any and all installations and improvements on said leased property insured against destruction or damage by fire, earthquake, war and extended coverage risks with such insurance company or companies acceptable to the LESSOR, in an amount equal to the maximum insurable value thereof designating both the LESSEE and the LESSOR as the joint beneficiary, the policy to be assigned and delivered to the LESSOR not later than thirty (30) days from the date of this Contract and will pay the premiums thereon at the dates and places that the same are payable to insure coverage. In case of loss or damage, all insurance proceeds shall be used for the purposes of restoration or reconstruction of the improvements on the leased premises and the LESSOR’s liability shall be limited to such insurance proceeds except when complete loss or destruction shall occur during the last year of the lease, in which event, the LESSOR shall have the option to call for a renegotiation of the terms of this Contract. It shall also be the obligation of the LESSEE to secure, at its expense, during the entire term of this lease, property insurance coverage over all equipment, furniture and other movable properties found inside the leased premises, which copy of the insurance policy shall be furnished the LESSOR not later than thirty (30) days from the date of this Contract.

The LESSOR shall notify the LESSEE of the particulars of the fire insurance policy covering the leased premises.

12. SIGNS AND ADVERTISEMENTS - The LESSEE shall not affix, hang, inscribe or paint any notice, sign, streamer or other advertising medium within or outside the premises, without the prior written approval of the LESSOR, which approval shall not be unreasonably withheld. The LESSOR shall remove and/or destroy summarily any such unauthorized sign or materials which may be within or outside the premises in violation of this provision without incurring any liability whatsoever.

STANDARD GTC – CYBERGATE (OFFICE)

The LESSEE agrees that the LESSOR’s name or the name of the Project shall not be used in any confusing, detrimental or misleading manner and upon termination of this lease, the LESSEE shall cease to use the LESSOR’s and Project’s name in any manner.

13. OBSERVANCE OF RULES AND REGULATIONS - The LESSEE, its agents and employees shall observe all rules and regulations which the LESSOR may, from time to time, issue with respect to transactions and dealings with the public, the LESSOR’s agents, employees and other lessees, provided that the LESSOR provides the LESSEE due notice of such rules and regulations.

14. PROHIBITIONS - The LESSEE shall not bring into or store in the leased premises anything of highly inflammable nature, explosive materials or install therein any apparatus, machinery or equipment which may cause obnoxious tremors or noise, or expose the leased premises to fire or increase the fire hazard of the building, or any other article which the LESSOR may reasonably prohibit nor shall the LESSEE install any loudspeaker or device on the roof or exterior walls of the building or on any part of the leased premises or allow disturbing or noisy activities to be carried on therein, it being understood that should the LESSEE do so, not only shall the latter be responsible to ail damage which such violation may cause the LESSOR and/or its other tenants but the LESSOR shall, in addition thereto, have the right to cancel this Contract. If the LESSEE shall so use the building, or deposit therein any such matter as to result in any increase in the rate of the insurance payable by the LESSOR, the increase shall be for the account of the LESSEE.

15. INSPECTION OF PREMISES - The LESSOR or its authorized agent shall, by two (2) days prior written notice to the LESSEE, have the right to enter-the leased premises at anytime to examine the same or make alterations or repairs or for any purpose which the former may deem necessary for the operation or maintenance of the premises or its installations, and during the last three (3) months of the term of the lease, to show the leased premises to prospective tenants. Written notice shall be dispensed in the event an emergency or exigency arises rendering the written notice unnecessary.

16. DISTURBANCE - Disturbance or discontinuance of the possession of the [eased premises on account of repairs, renovations, or any construction made on the premises by the LESSOR or for any reasons beyond the control of the LESSOR shall confer no right of any kind to the LESSEE against the LESSOR, except in cases where the repair is for damages caused by the fault or negligence of the LESSOR, its agent or employee.

17. ABANDONMENT OF LEASED PREMISES - If the LESSEE shall abandon or vacate the premises or if the premises should remain unoccupied for a continuous period of exceeding thirty-one (31) days at any time during the term of this lease and fails to pay the corresponding rent, LESSOR may lease out the premises to other persons or entities, and the LESSEE shall continue to be liable for the regular monthly rent until such time that the LESSOR finds a new LESSEE for the leased premises. The LESSOR shall also forfeit in its favor the deposit made by way of damages. LESSEE hereby expressly appoints LESSOR or its duly authorized representative as attorney-in-fact, with full power and authority to padlock, break open, if necessary, enter the premises, inventory the LESSEE’s properties and have them deposited elsewhere. Furthermore, the LESSOR shall have the right to retain the said properties as security for the payment of LESSEE’s obligations under this Contract, which properties, the LESSOR may, as LESSEE’s duly constituted attorney-in-fact, dispose said properties and the proceeds thereof applied to satisfy LESSEE’s unpaid obligations without prejudice to any action as may be appropriate for the recovery of any deficiency.

18. SUBLEASE, TRANSFER OF RIGHTS - The LESSEE shall not assign or transfer its rights in this Contract nor sublease or sublet all or any part of the leased premises, without the prior written consent of the LESSOR and no rights, title or interest thereto or therein shall be conferred on or vested to anyone other than the LESSEE without such prior written consent

It is expressly understood that the LESSEE has no goodwill or patronage rights over the leased premises; that such rights belong exclusively to the LESSOR, being the owner of the leased premises which forms part of the building; and that the LESSEE may not sell or dispose of said goodwill or patronage rights to any person.

19. ASSIGNMENT OF RIGHTS/MORTGAGE/ENCUMBRANCE - The LESSOR reserves the right to assign and convey or mortgage or otherwise encumber its rights to this lease in favor of any affiliate or subsidiary, to any other party. In the event of any assignment, conveyance, mortgage, or encumbrance of the leased premises, the LESSOR binds itself to require the assignee or mortgagee or beneficiary of the encumbrance to respect and abide by all the terms and conditions of this Contract.

20. LIEN ON PERSONAL PROPERTIES OF THE LESSEE - It is agreed that the unpaid rents and charges payable by the LESSEE to the LESSOR for one (1) year under this Contract shall constitute a preferred lien on all personal properties of the LESSEE existing in the leased premises in accordance with Articles 2241 and 2243 of the Civil Code. For this purpose the LESSOR is hereby authorized to prevent the removal of said properties from the leased premises, or demand the return from any possessor should they have been removed without the written consent of the LESSOR.

STANDARD GTC – CYBERGATE (OFFICE)

It shall be understood that the LESSEE, its agents or assigns shall not hold the LESSOR, its agents or assigns liable for any actions of the LESSOR, its agents or assigns done or caused to be done in pursuance of all the provisions of this Contract.

21. EXCLUSIVE RIGHTS OF THE LESSOR - The grant of this lease shall not prejudice or adversely affect the following exclusive and absolute rights of the LESSOR to the extent specified below:

a. To provide for the free and uninterrupted passage and running of water, drainage, electricity, telecommunication or other public utilities or services through the installation of conduits, pipes, wires, cables or ducts as are now or may hereafter be installed in, on or under the leased premises, serving or capable of serving the Project or any adjoining property, and to enter the leased premises to inspect, repair and maintain such conduits, pipes, wires, cables or ducts;

b. To erect, alter or consent to the erection or alteration of any project constructed or to be constructed on any adjoining or neighboring property, notwithstanding that such erection or alteration may diminish the access of light, view or air enjoyed on the leased premises, or to deal with such neighboring or adjoining property as the LESSOR shall see fit;

c. To name or rename the Project with any such style or name and from time to time, to change alter, substitute or abandon any such name, without compensation to the LESSEE or the other tenants of the Project, provided that the LESSOR shall give the LESSEE not less than two (2) months’ prior written notice of the LESSOR’s intention to do so;

d. To improve, change, alter, extend, reduce, add or otherwise deal with the arrangement, design or decoration of the Project and the LESSEE shall not hold the LESSOR liable for any resulting disturbance or discomfort arising out of such development work or improvement;

e. To make, impose, adopt, supplement, abolish or amend such rules and regulations it may consider necessary for the management, operation or maintenance of the Project; and

f. To undertake the improvement of the Project or any development work in an adjoining lot, within the vicinity area of the Project.

22. TERMINATION OF LEASE - The LESSEE agrees to return and surrender the leased premises at the expiration of the term of this lease in as good condition as reasonable wear and tear will permit and without any delay whatsoever, devoid of all occupants, furniture, articles and movable effects of any kind. It is expressly understood that all other permanent improvements and fixtures not removable without defacing or injuring the premises shall pertain to the LESSOR and shall be surrendered with the premises in good condition without compensation to the LESSEE.

If the premises are not surrendered at the expiration of the term, the LESSEE shall be responsible to the LESSOR for all damages which the latter may suffer by reason thereof and will indemnify the LESSOR against any and all claims made by any succeeding LESSEE against the LESSOR resulting from delay of the LESSOR in delivering possession of the premises to such succeeding LESSEE, so far as such delay is occasioned by the failure of the LESSEE to surrender the premises on time.

23. INDEMNITIES - The LESSEE will indemnify and hold harmless the LESSOR from and against any and all claims or demands by the LESSEE and third persons for loss of life, injury, loss or damage to property resulting from any accident on the leased premises or occasioned by any nuisance made or suffered on the premises, or by any fire thereon or growing out of or occurring in, upon, or at the leased premises, by the occupancy or use of the premises or any part thereof, whether wholly or in part, caused by any act or omission of the LESSEE, its agents, contractors and employees, or arising out of any accident on the premises occasioned by any failure on the part of the LESSEE to maintain the premises in a safe, sanitary or secured condition or by reason of the LESSEE’s violation, non-observance, or non-performance of rules, regulations, ordinances, laws and the condition of this agreement concerning or affecting the premises or the improvements thereon.

The LESSOR shall not be liable for any damage caused by or arising from the failure of the water supply and electric current, or defects in the plumbing, gas, water or electrical installations, or the bursting, leaking or running of any washstand, water closet, cistern, tank or waste pipe in the premises or for those enumerated under the INJURY or DAMAGE Clause. The LESSOR shall likewise be exempted from liability for any injury that may be caused to the LESSEE, his employee or personnel while inside the building, whether due to the facilities of the LESSOR or otherwise.

STANDARD GTC – CYBERGATE (OFFICE)

24. INJURY OR DAMAGE - The LESSEE hereby assumes full responsibility for any damage which may be caused to the person or property of third persons while remaining either casually or on business in any part of the leased premises and further binds itself to hold the LESSOR free and harmless from any such claim for injury or damage.

The LESSOR shall not be liable or responsible:

a) For the presence of bugs, vermin, ants, termites or any other insects or pests in the leased premises;

b) For the interruption or failure of water supply and/or electric current;

c) For any article delivered to or left with any of its employees;

d) For any loss or losses that may be suffered by the LESSEE, its agents or customers in the leased premises occasioned by theft, robbery or other crimes.

e) For any damage done or occasioned by, or arising from plumbing, gas, water and/or other kinds of pipes, or the bursting, leaking or destruction of any cistern, tank, wash stand, water closet, waste pipe or drainage or downspout failure in, above, upon or about said leased premises, or for any damages arising from acts or negligence of the LESSEE or his employees, or representatives.

25. EXTRAORDINARY INFLATION - In case an extra-ordinary inflation of the Philippine Peso should supervene during the term of this lease or its extensions or renewal, the value of the currency at the time of the establishment of the obligation, shall be the basis of payment as provided for in Article 1250 of the New Civil Code of the Philippines. In case of such eventuality, the LESSOR shall have the option to adjust the monthly rent accordingly. The term “extraordinary inflation” shall be conclusively presumed to have supervened if the exchange rate of the Philippine Peso to the US Dollar which is fixed at (Peso)             to the US$1.00 at the time of execution of this Contract should increase by more than twenty five percent (25%) of exchange rate of the Philippine Peso to the US Dollar as determined by the Central Bank Reference Exchange Rate which shall be conclusive upon the parties. The LESSOR shall exercise this option by giving written notice to the LESSEE of the occurrence of the extraordinary inflation coupled with the demand to pay the adjusted rent on the succeeding calendar month after receipt of notice, which in no case shall be more than fifteen (15) days. If the LESSEE does not accept the new monthly rent, the lease shall be deemed automatically terminated upon the effectivity of the new Monthly Rent

26. STRIKES AND LOCK-OUTS - In case there is strike, lock- out or other labor dispute in the leased premises and there is a substantial interference with the operation of the LESSEE’s business by reason thereof requiring the LESSEE to temporarily close its business to the public or if, as a result thereof, the business of the other lessees or tenants in the premises are likewise affected, then the LESSOR shall have the option to terminate this lease to protect the business of the other lessees or tenants in the premises.

27. EXPROPRIATION AND CONDEMNATION - If, at any time during the term of this lease, the Government or any of its instrumentality or political subdivision or any public service company, shall expropriate or condemn the leased premises or any part thereof or interest therein for any public use or purpose, then and in every case, the LESSEE shall, whenever requested by the LESSOR, deliver the peaceable possession of such portion or portions of the building hereby leased, or as may be affected or taken by such expropriation, and the LESSEE shall not, by reason of such expropriation, be entitled to any claim against the LESSOR for compensation or indemnity, without prejudice to the rights of the LESSEE to claim whatever damage it may be entitled to from the expropriating or condemning authority.

28. PENAL PROVISIONS - The parties agree that all covenants and agreements herein contained shall be deemed essential conditions hereof and that if defect or breach be made on any such conditions, then this lease, at the discretion of the LESSOR, may be terminated and canceled either judicially or extra-judicially, without resorting to court action. When extra-judicial cancellation or termination is resorted to, it is sufficient that a fifteen (15)-day notice in writing of its intention to cancel or terminate the Contract be delivered either personally or by registered mail. This shall be without prejudice to the claims for any and all damages, actual and consequential, resulting from such default or termination.

If after due notice has been given to the LESSEE of the cancellation of the lease, the latter fails to comply with the demand of the LESSOR for the return to it of the possession of the premises and the payment of the LESSEE’s accrued obligations pursuant to the provisions of this agreement, or in the event the LESSOR should exercise its right to enforce its preferred lien on the personal properties of the LESSEE existing on the leased premises, or in the event of default or breach by the LESSEE of any of the provisions herein contained, the LESSEE hereby empowers the LESSOR and/or its

STANDARD GTC – CYBERGATE (OFFICE)

authorized representatives to open, enter, occupy, padlock, secure, enclose, fence and/or discontinue public utilities and otherwise take full and complete physical possession and control of the leased premises without resorting to court action; to take inventory and possession of whatever equipment, furniture, articles, merchandise, appliances, etc. may be found therein belonging to the LESSEE, unauthorized subleases and/or other persons, as security for the payment of the LESSEE’s obligation under this Contract, and to place them in the LESSOR’s warehouse for safekeeping, charging to the LESSEE the corresponding storage fees therefor; and in case the LESSEE or other owners thereof fail to claim said equipment, furniture, articles, merchandise, appliances, etc. from storage and liquidate any liability to the LESSOR within a reasonable period from the date of the LESSOR’s taking possession of the leased premises or of the LESSEE’s personal properties, to dispose of said property/properties and to apply the proceeds thereof to whatever liability and/or indebtedness the LESSEE may have to the LESSOR plus reasonable expenses for the sale, including storage fees, without any prejudice to any action as may be appropriate for the recovery of any deficiency. For purposes of this provision and other pertinent provisions of this Contract, the LESSEE hereby constitutes the LESSOR and its authorized representatives as the LESSEE’s attorneys-in-fact, and all acts performed by them in the exercise of their authority are hereby confirmed. The LESSEE hereby expressly agrees that any or all acts performed by the LESSOR, its authorized agents, employees and/or representatives under the provisions of this Article may not be the subject of any petition for a Writ of Preliminary Injunction or Mandatory Injunction in court.

Should the LESSOR be compelled to seek judicial relief against the LESSEE, the latter shall, in addition to the damages mentioned in the first paragraph of this provision, pay an amount equivalent to twenty five percent (25%) of the amount claimed in the complaint, but in no case less than fifty thousand pesos ((Peso)50,000.00), as attorney’s fees , aside from the costs of the litigation and other expenses which the law may entitle the LESSOR to recover from the LESSEE.

Provisions of a penal character in other parts of this Contract shall be considered as cumulative to the relief granted by this provision.

The LESSEE or its representative certifies that he/she has read or caused to be read to him/her the provisions of the foregoing Contract, receipt of a signed copy of which is hereby expressly acknowledged by the LESSEE or its representative and that he/she has fully understood the same.

29. DEFAULT

a) In the fulfillment of all obligations wherein the payment of money other than rental is involved, including but not limited to taxes, assessments, reimbursements, fees, costs and other charges, the LESSEE is given a period of thirty (30) days from date of default within which to make the necessary payment, otherwise, LESSOR shall have the right to recover against the LESSEE or exercise the right to rescind the Contract;

b) In the event that LESSEE should default in payment of his monthly rentals after the last calendar day of the month to which the rent pertains, as well as payment of interests, penalties, fees, charges and any other monetary obligations within the period provided herein, the LESSOR, without prejudice to all other remedies in this Contract, shall be authorized to padlock, close and take immediate possession of the leased premises, and after due notice, the LESSEE hereby constitutes the LESSOR his attorney-in-fact to sell all the properties of the LESSEE within the premises, which proceeds will be applied to all the outstanding obligations to the LESSOR;

c) In the fulfillment of obligations contained in this Contract which involve the performance of an act or construction of a certain work or an obligation to do and not to do, the LESSEE may cure or remedy any breach or failure to comply within thirty (30) days from such breach.

Default shall automatically take place upon the failure of the LESSEE to pay or perform any of its obligations during the time fixed herein for the payment or performance of such obligation without necessity of demand or, if no time is fixed, after ten (10) days from receipt of notice or demand from the LESSOR. For purposes of default where demand or notice is required of the LESSOR, the parties hereby expressly agree that notice addressed to the LESSEE delivered at its office in the leased premises or at the address stated in this Contract shall be considered as sufficient compliance of the requirement of notice or demand.

The acceptance by the LESSOR of arrears in rent or the penalty for late payment, or extensions of payment shall not by itself be deemed a waiver by the LESSOR of any breach by the LESSEE of any covenant or condition contained in this Contract. Likewise, the acceptance of payment or performance of one or more obligations by the LESSEE shall not be deemed a waiver by the LESSOR of any breach by the LESSEE of any other covenant or conditions contained herein. Silence on the part of the LESSOR shall not also be considered as condonation or waiver of any breach or default by the LESSEE of any covenant or condition of this Contract.

STANDARD GTC – CYBERGATE (OFFICE)

In the event of default or breach of any of the conditions of this Contract and after the lapse of the period specified in this section, or (i) even without such breach or default, if the LESSEE shall be dissolved, become bankrupt, insolvent or make an assignment for the benefit of creditors of all or substantially all of its assets or file any proceeding seeking any readjustment, arrangement, postponement or condonation or reduction of LESSEE’s debts, liabilities, or obligations, or (ii) if the LESSEE abandons the premises and the improvements thereon, or (iii) in case of non-operation for a period of one (1) month from commencement date, the LESSOR may, at its absolute discretion, declare this Contract canceled or terminated, without resorting to court action, and require the LESSEE to vacate the premises. PROVIDED, however, that in case of non-operation, abandonment or illegal detainer without prejudice to the payment of penalty for such illegal detainer, the LESSEE hereby expressly authorizes LESSOR as its duly authorized attorney-in-fact with full power and authority to padlock, break open if necessary and enter into and take possession of the premises for the protection of its interest therein and any action taken or done therein by the LESSOR, its representatives and agents, shall not be a cause for any legal action, be it civil or criminal, by the LESSEE. Delay in recovery of possession shall not be deemed as a waiver of the right of the LESSOR to recover possession of the premises.

No waiver by the LESSOR of any of its rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR.

In case of cancellation or termination of this Contract due to default or breach of its terms, the LESSEE shall pay all reasonable attorney’s fees, costs and expenses of litigation that may be incurred by the non-defaulting party in enforcing its rights under this Contract or any of its provisions, as well as in the collection of all unpaid rents, fees, charges, taxes, assessments and reimbursements which the LESSOR may be entitled to.

30. WARRANTY AGAINST EVICTION - The LESSOR warrants that the LESSEE shall enjoy legal and peaceful possession of the leased premises at all times, during the lease period under the terms and conditions of this Contract.

31. VENUE OF ACTION - It is understood that all legal actions that may be brought on or by virtue of this Contract shall be in the proper courts of Pasig City, to the exclusion of all other venue.

32. ALTERATIONS, MODIFICATIONS, NOVATIONS OF CONTRACT - This Contract embodies all the agreements of the parties covering the properties subject hereof. No alteration, modification, novation, addition or any collateral agreement which alters, modifies, novates and adds to the terms of this Contract shall be valid and binding unless made in writing and signed by the parties hereto. It is agreed that in case any provision of this Contract is declared null and void by a court of competent jurisdiction, the remaining provision shall remain and continue to be valid on the parties.

33. OTHER PROVISIONS

a. If the LESSEE is an authorized franchise holder carrying business under a trade name, the LESSEE shall provide the LESSOR a copy of the franchise agreement and it shall be understood that the grant of franchise is, among others, a reason for the grant of this lease. The termination or cancellation of the franchise for any reason whatsoever shall entitle the LESSOR, at its option, to terminate this lease, regardless of the term of this Contract and without prejudice to any other rights that the LESSOR has under this Contract.

b. In the event of renovation, expansion or other corporate plans of the LESSOR on the Project, the LESSEE recognizes the right of the LESSOR to re-assign, relocate, move or transfer the LESSEE to another space or area of the Project comparable to the present one without the LESSOR incurring liability therefore. The LESSEE agrees to abide by this provision upon sixty (60) days notice to the same.

c. The LESSEE shall employ its best efforts and abilities as may be reasonably necessary to help maintain a high reputation for the Project.

ANNEX “B”

The following amendments are made to Annex “A” (General Terms and Conditions):

1)	The first paragraph of Article 1 shall be amended to read as follows:

“1. TERM - The term of the lease shall be for a period as set forth in the Basic Lease Provisions. The Contract may be renewed by the mutual agreement of both parties subject to the following:

a)	receipt by the LESSOR of written notice of intent from the LESSEE at least five (5) months before the lease expiration;

b)	execution of a mutually agreeable renewal lease contract at least two (2) months before the lease expiration.”

2)	The 4th paragraph of Article 1 shall be amended to read as follows:

“The LESSEE shall have no right to terminate the lease during the first thirty-nine (39) months of the lease. Should LESSEE terminate the lease prior to or on the thirty-ninth month, LESSEE shall pay all monthly rent and charges payable through the thirty-ninth month plus a termination privilege fee equivalent to four (4) months’ rent.

LESSEE shall have the right to terminate the lease at any time after thirty-nine (39) months, upon receipt by the LESSEE of at least ninety (90) days’ prior written notice, subject to a pre-termination penalty as follows:

Date of Pre-termination	Equivalent rental
Anytime during Month 40 through Month 51	Four (4) months’ rent
Anytime during Month 52 through Month 63	Three (3) months’ rent

3)	The first paragraph of Article 2 shall be amended to read as follows:

“RENT - The monthly rental shall be paid at the LESSOR’s office within the first five (5) calendar days of each calendar month to which the rent corresponds, without the need of demand. The LESSEE shall deduct and withhold the withholding tax due on the monthly rental and remit the same to the Bureau of Internal Revenue (BIR) in accordance with BIR regulations. The LESSEE shall submit to the LESSOR a copy of the Certificate of Remittance of the withholding tax within five (5) days from the time of payment of the tax to the BIR. Without prejudice, however, to all other remedies of the LESSOR under the Contract, all unpaid rentals and other charges which remain unpaid at the end of the month in which they are due and after LESSOR has provided written notice to LESSEE shall, from the first day of the next month, accrue interest at the rate of three percent (3%) per month or the maximum prevailing interest rate by law, whichever is higher. In addition, the LESSOR, at its option, may impose penalty of five percent (5%) per month, on all unpaid charges.”

4)	Article 3 shall be amended to read as follows:

“3. SECURITY DEPOSIT AND ADVANCE RENT - The LESSEE shall pay the LESSOR a Security Deposit, as described in the Basic Lease Provisions, to serve as security for the full and faithful compliance of each and every term, provision, covenant, and condition of this lease as well as LESSEE’s monetary obligations for unpaid rent and utilities and other dues, fees and charges after termination or abandonment, and for the condition of the leased premises. The LESSOR shall not be required to keep the Security Deposit from its general funds and the LESSEE shall not be entitled to interest on such deposit. The Security Deposit shall remain intact during the entire term of this lease and the LESSEE cannot demand that it be applied as payment for any of its monetary obligations under this Contract except as the settlement of all charges related to the leased premises at the end of the lease. In the event the LESSEE satisfies the LESSOR of its full and faithful performance and compliance with the provisions of this lease as well as its monetary obligations for unpaid rent and utilities and other dues, fees and charges and for the condition of the leased premises, the Security Deposit shall be refunded to the LESSEE not later than sixty (60) days after the termination or expiration of the lease term. The LESSEE shall completely and satisfactorily vacate, deliver, and surrender the leased premises in as good condition as it was prior to the lease except for depreciation due to ordinary wear and tear, to the LESSOR. Requirements for LESSOR’s retaining any of the Security Deposit are provided in the 3rd paragraph of Section IV of the Basic Lease Provisions.

The Security Deposit and any unused Advanced Rent shall be returned by the LESSOR to the LESSEE not later than sixty (60) days from the termination of this Contract. The LESSEE’s liability for any breach of this Contract or for any obligation for the leased premises shall not be limited to the amount of the said Security Deposit.

In addition, the LESSEE shall pay the LESSOR an Advance Rent as described in the Basic Lease Provisions. The said amount shall be applied to the rent for the first number of months to which it corresponds or is equivalent.”

5)	The 1st paragraph of Article 4(a) shall be amended to add the following as the last sentence:

In the case of an inconsistency between the provisions of this GTC and the COL, the terms and conditions of the COL shall prevail.

6)	The 2nd paragraph of Article 4(a) shall be amended to read as follows:

“LESSOR shall provide electricity and water (“Imperative Service”), either through the service provider or via an alternative system, and security for the premises with no failure in availability. Such connections shall be active and operational an aggregate of 95% in any seven (7) day period. If LESSOR does not meet these Imperative Service level standards, LESSEE may obtain alternate services or terminate this Lease immediately upon written notice to LESSOR. Any temporary interruption (for a period of 72 hours or less) in the Imperative Services shall not be deemed as an eviction of the LESSEE, nor shall it relieve the LESSEE of any obligation under this Contract through the date of interruption, including the payment of rental nor subject the LESSOR to any liability arising therefrom. However, LESSOR shall endeavor to use every effort and diligence to restore promptly the facilities and services to their proper functions and continuation of the interruption shall be reason for termination of the Lease.

7)	The 2nd paragraph of Article 4 (b) shall be amended to read as follows:

“Utility meters shall be provided by the LESSOR. In the event of a meter breakdown, the LESSOR shall repair or replace the meter at its sole expense within a reasonable period from receipt by the LESSOR of a written request for repair or replacement from the LESSEE, and the LESSEE undertakes to pay any and all interim charges that may result therefrom.”

8)	The 6th paragraph of Article 4(b) shall be deleted in its entirety.

9)	The 1st paragraph of Article 5 shall be amended to read as follows:

“5. NATURE AND USE OF THE LEASED PREMISES AND USE OF COMMON AREAS - The leased premises shall be used exclusively for purposes as agreed upon by the LESSOR and LESSEE, and only under the name and style mentioned in the Contract. Should the LESSEE change its name and style during the lease term but without changing its kind of business and changing the purpose for which the lease was entered into, the LESSEE shall provide the LESSOR pertinent documents to support said change of name and style and the change of name and style shall not be considered to be a breach of this lease. The use of the leased premises other than what is previously agreed upon, whether temporarily or permanently, must be with the prior written consent of the LESSOR, which shall not be unreasonably withheld; otherwise, the LESSOR may, at its option and after written notice and a 30-day period in which to cure, consider this Contract of Lease rescinded, without resorting to court action, increase the rent or compel the LESSEE to stop the new activities.”

10)	The 4th and 5th paragraphs of Article 5 shall be amended to read as follows:

“The LESSEE shall, at the commencement of the fit-out period of the premises and at anytime thereafter, take preventive measures, as may be deemed necessary, to forestall any damage to the leased premises other than wear and tear that is ordinary for LESSEE’s business. The LESSEE undertakes to continue paying its monthly rent to the LESSOR as provided in the lease should any alterations, additions, improvements, installations or repairs within the premises be undertaken unless the repair being undertaken is of such extent that the LESSEE is unable to use the leased premises for the purpose for which it was leased as determined jointly by the LESSOR.

The use and occupancy by the LESSEE of the leased premises shall include, jointly with other lessees and unit owners, the use of common areas adjacent to the leased premises and portion thereof in connection with others, necessary as entrance to and exit from the leased premises, public toilet, and other facilities as may be designated from time to time by the LESSOR, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by the LESSOR. The lease does not extend to the outside portions of the building corresponding to or opposite the leased premises nor to the corridors and hallways within the building and no merchandise or property of the LESSEE shall be placed therein except signage as may be agreed by the parties. Without prejudice to the rights of the LESSOR in this Contract, the LESSOR may remove or cause the removal of any object found outside of the leased premises and remaining there for over 24 hours as described herein with costs chargeable to the LESSEE, except if such objects are a cause of nuisance to the public or to other tenants of the building, in which case the LESSOR need not wait 24 hours before removing said object.”

11)	The 1st paragraph of Article 6 shall be amended to read as follows:

“6. SUBMISSION OF PLANS - Within the time mutually agreed by both parties, the LESSEE shall submit the construction plan for the proposed installations, improvements, lighting fixtures, floor covering, and other installations as may be required by the nature and purpose of its business, and only after receipt of LESSOR’s prior written approval of the said floor plan, which approval shall not be unreasonably withheld, and submission to the LESSOR by the LESSEE of the necessary construction bond, the amount of which shall be solely determined by the LESSOR, shall LESSEE install and maintain said installations and improvements at its own expense. Any subsequent additions, alterations or changes to the approved plans shall be made only upon written consent of the LESSOR, which shall not be unreasonably withheld. The LESSEE shall also be responsible for securing all the necessary government permits or licenses as well as pay all taxes necessary for its operations. The LESSEE shall furnish the LESSOR copies of the said permits and licenses or any renewal thereof fifteen (15) days from the start of the LESSEE’s business and every renewal date thereof as required by law. The LESSEE must make a declaration of its maximum electrical load and enumerate thereat, in the checklist provided by the LESSOR, the electrical fixtures, appliances, equipment, facilities, etc.”

12)	The 3rd paragraph of Article 6 shall be amended to read as follows:

“Furthermore, the installation of additional plumbing, electrical appliances/equipment, telephone and teletype in the premises shall be for the account of and expense of the LESSEE, and only after obtaining the prior written consent and approval of the LESSOR, which shall not be unreasonably withheld. Such installation(s) should be made in such a way as not to cause damage to the premises. Provided, however, that in the installation of additional electrical appliances wherein extra electrical outlets will be needed, the LESSEE shall first furnish the LESSOR with plans of such additional outlets for the LESSOR’s prior written approval, which shall not be unreasonably withheld. The LESSEE shall, at all times, cooperate with the LESSOR’s agent/representative in the LESSOR’s regular inspection of the LESSEE’s electrical load. For this reason, the LESSEE shall use only duly licensed electrician(s) who must ensure that the additional load of current shall be within the capacity of the main switch of the panel on the corresponding floor. The LESSEE further binds itself to comply strictly with the requirements of the Fire Department and/or Government Electrician. Any violation of this provision shall make LESSEE liable for damages which may result directly or indirectly therefrom.”

13)	Article 7 shall be amended to read as follows:

“ALTERATIONS, ADDITIONS, IMPROVEMENTS - The LESSEE shall not make any alterations, additions or improvements without the prior written consent of the LESSOR, which shall not be unreasonably withheld; Provided however, that all such alterations, additions or improvements made by either party in or upon the leased premises, except the movable furniture and fixtures put in at the expense of the LESSEE and removable without defacing or impairing the property of the LESSOR, shall remain upon and be surrendered with the premises as part thereof upon termination of this lease without compensation to the LESSEE.”

14)	The following shall be added at the end of the 1st paragraph of Article 8:

“In any event, LESSOR shall provide no fewer than 36 designated parking spaces for LESSEE and shall not relocate those spaces without providing 30 days’ written notice and relocating the spaces to an area no less desirable than the original allocation. The LESSOR reserves the option to endorse or assign the lease of slots to a third party car park management firm.”

15)	The 1st paragraph of Article 9 shall be amended to read as follows:

“9. CARE OF THE LEASED PREMISES - The LESSEE shall, at his expense, maintain the leased premises in a clean and sanitary condition, free from noxious odors, disturbing noises or other nuisances and, upon the expiration of the lease, shall return the premises and fixtures in as good condition as that in which they were actually found at the beginning of the lease, ordinary wear and tear excepted. The LESSEE shall not drive nails, screws, hooks or other abutments on or into the walls frames or other portions of the premises outside the ordinary course of business, including pictures, whiteboards, presentation screens, etc. or in any manner deface or damage any part thereof. Any damage caused by the LESSEE may be repaired by the LESSOR for the account of the LESSEE. The LESSOR shall have the right to require the LESSEE to remove any display or promotional matter, or any displayed merchandise which LESSOR reasonably and in good faith considers to be improper or inappropriate for the general appearance or presentation of the premises.

16)	The last sentence of the 3rd paragraph of Article 9 shall be amended to read as follows:

“The LESSEE shall be responsible for the maintenance and repair of the leased premises including plumbing and electrical fixtures within the premises.”

17)	The 5th paragraph of Article 9 shall be amended to read as follows:

“No machinery, office furniture, effects or other equipment, whether owned or not owned by the LESSEE, may be brought into or out of the building without the prior written approval of the LESSOR, which approval shall not be unreasonably withheld. However, in case the LESSEE has any outstanding unsettled rent, dues or other charges, the LESSOR reserves the right to withhold approval until such outstanding amounts have been duly settled by the LESSEE.”

18)	The 1st paragraph of Article 11 shall be amended as follows:

“11. INSURANCE - The LESSEE shall, at its sole cost and expense, purchase, and during the entire term of this lease, keep and maintain any and all installations and improvements on said leased property insured against destruction or damage by fire, earthquake, war and extended coverage risks with a reputable insurance company, in appropriate amounts as determined by LESSEE and its insurers, designating the LESSOR as additional insured, the policy to be delivered to the LESSOR not later than thirty (30) days from the date of this Contract and will pay the premiums thereon at the dates and places that the same are payable to insure coverage. In case of loss or damage, insurance proceeds shall be used first for the purposes of restoration or reconstruction of the improvements on the leased premises and the LESSOR’s liability shall be limited to such insurance proceeds except when the loss or damage is due to the gross negligence or intentional acts or omissions of LESSOR, its employees, officers, agents and contractors. If complete loss or destruction shall occur during the last year of the lease, the LESSOR shall have the option to call for a renegotiation of the terms of this Contract. It shall also be the obligation of the LESSEE to secure, at its expense, during the entire term of this lease, property insurance coverage over all equipment, furniture and other movable properties found inside the leased premises, which copy of the insurance policy shall be furnished the LESSOR not later than thirty (30) days from the date of this Contract.

19)	Article 17 shall be amended as follows:

“ABANDONMENT OF LEASED PREMISES - If the LESSEE shall abandon or vacate the premises or if the premises should remain unoccupied for a continuous period of exceeding thirty-one (31) days at any time during the term of this lease and fails to pay the corresponding rent, LESSOR may lease out the premises to other persons or entities, and the LESSEE shall pay the appropriate Termination Privilege plus a penalty equivalent to three (3) months’ rental. If abandonment occurs prior to or on the 39th month of the lease, in addition to the Termination privilege, the LESSEE shall also be liable for the rent and charges through the 39th month. LESSEE hereby expressly appoints LESSOR or its duly authorized representative as attorney-in-fact, with full power and authority to padlock, break open, if necessary, enter the premises, inventory the LESSEE’s properties and have them deposited elsewhere. Furthermore, should LESSOR make a written demand to LESSEE for payment of unpaid rent, utilities, fees, dues and other charges and LESSEE not make payment after thirty (30) days, and should the Security Deposit be insufficient to satisfy LESSEE’s obligations to LESSOR for rent, utilities, fees, dues and other charges, the LESSOR shall have the right to retain any properties (such as but not limited to furniture and equipment, but excluding those protected by intellectual property rights,) that is owned outright by LESSEE as security for the payment of LESSEE’s obligations under this Contract, which properties the LESSOR may, as LESSEE’s duly constituted attorney-in-fact, dispose of and the proceeds thereof applied to satisfy LESSEE’s unpaid obligations without prejudice to any action as may be appropriate for the recovery of any deficiency. Property found within the leased premises which the LESSEE does not own (i.e., is leased or financed) shall be listed and certified by the LESSEE as such, which list shall be attached to the Contract of Lease as Exhibit “B”, and the LESSEE shall present proof of such claim, and which shall be updated on an annual basis. In no event shall LESSOR have any security interest in or right to take, use, donate or sell any of those properties listed in “Exhibit B”.

20)	The following shall replace the second paragraph of Article 23:

“The LESSOR will indemnify and hold harmless the LESSEE from and against any and all claims or demands by the LESSOR and third persons for loss of life, injury, loss or damage to property resulting from any accident in the building or occasioned by any nuisance made or suffered in the building, or by any fire thereon or growing out of or occurring in, upon, or at the leased premises, by the occupancy or use of the premises or any part thereof, whether wholly or in part, caused by any act or omission of the LESSOR, its agents, contractors and employees, or arising out of any accident on the premises occasioned by any failure on the part of the LESSOR to maintain the building in a safe, sanitary or secured condition or by reason of the LESSOR’s violation, non-observance, or non-performance of rules, regulations, ordinances, laws and the condition of this agreement concerning or affecting the building or the improvements thereon. The parties agree that damage caused by or arising from the provision of electricity , water and/or other utilities to the leased premises by third party utility companies shall not be indemnified by LESSOR.

21)	Article 24 shall be amended to read as follows:

“INJURY OR DAMAGE - The LESSEE hereby assumes full responsibility for any damage which may be caused to the person or property of third persons while remaining either casually or on business in any part of the leased premises and further binds itself to hold the LESSOR free and harmless from any such claim for injury or damage.

The LESSOR shall not be liable or responsible:

a) For the presence of bugs, vermin, ants, termites or any other insects or pests in the leased premises caused by the gross negligence of LESSEE;

b) For any article delivered to or left with any of its employees;

c) For any loss or losses that may be suffered by the LESSEE, its agents or customers in the leased premises occasioned by theft, robbery or other crimes except as may be occasioned by gross negligence or intentional acts or omissions of LESSOR.

d) For any damage done or occasioned by, or arising from plumbing, gas, water and/or other kinds of pipes, or the bursting, leaking or destruction of any cistern, tank, wash stand, water closet, waste pipe or drainage or downspout failure in, above, upon or about said leased premises, due to the acts or gross negligence of the LESSEE or his employees, or representatives.

If the Premises are damaged by casualty, LESSOR shall promptly make the reasonably necessary repairs and Rent shall equitably and proportionally abate. If repairs cannot be substantially completed within ninety (90) days, LESSOR shall notify LESSEE as soon as practical and either party may terminate this Lease within thirty (30) days of such notice. LESSOR shall not repair/replace property of LESSEE or others.

22)	Article 25 shall be amended to read as follows:

“EXTRAORDINARY INFLATION - In case an extra-ordinary inflation of the Philippine Peso should supervene during the term of this lease or its extensions or renewal, the value of the currency at the time of the establishment of the obligation shall be the basis of payment as provided for in Article 1250 of the New Civil Code of the Philippines. In case of such eventuality, the LESSOR shall have the option to adjust the monthly rent accordingly. The term “extraordinary inflation” shall be conclusively presumed to have supervened if the exchange rate of the Philippine Peso to the US Dollar which is fixed at P46.66 to the US$1.00 at the time of execution of this Contract should increase by more than fifty percent (50%) of exchange rate of the Philippine Peso to the US Dollar as determined by the Central Bank Reference Exchange Rate within a six-month period. The LESSOR shall exercise this option by giving written notice to the LESSEE of the occurrence of the extraordinary inflation coupled with the demand to pay the adjusted rent on the succeeding calendar month after receipt of notice, which in no case shall be more than fifteen (15) days. If the LESSEE does not accept the new monthly rent, the lease shall be deemed automatically terminated upon the effectivity of the new Monthly Rent.

23)	The 2nd paragraph of Article 28 shall be amended to read as follows:

“If after due notice has been given to the LESSEE of the cancellation of the lease, the latter fails to comply with the written demand of the LESSOR for the return to it of the possession of the premises and the payment of the LESSEE’s accrued obligations pursuant to the provisions of this agreement within thirty (30) days from receipt of said written demand, or in the event the LESSOR should exercise its right to enforce its preferred lien on the personal properties of the LESSEE existing on the leased premises, or in the event of default or breach by the LESSEE of any of the provisions herein contained and the LESSEE fails to remedy said breach within thirty (30) days from receipt of the LESSOR’s written demand, the LESSEE hereby empowers the LESSOR and/or its authorized representatives to open, enter, occupy, padlock, secure, enclose, fence and/or discontinue public utilities and otherwise take full and complete physical possession and control of the leased premises without resorting to court action subject to the provisions of Article 17 of the General Terms and Conditions, as amended; to take inventory and possession of whatever equipment, furniture, articles, merchandise, appliances, etc. may be found therein belonging to the LESSEE, unauthorized subleases and/or other persons, as security for the payment of the LESSEE’s obligation under this Contract, and to place them in the LESSOR’s warehouse for safekeeping, charging to the LESSEE the corresponding storage fees therefor; and in case the LESSEE or other owners thereof fail to claim said equipment, furniture, articles, merchandise, appliances, etc. from storage and liquidate any liability to the LESSOR within a period of thirty (30) days from the date of the LESSOR’s taking possession of the leased premises or of the LESSEE’s personal properties, to dispose of said property/properties and to apply the proceeds thereof to whatever liability and/or indebtedness the LESSEE may have to the LESSOR plus reasonable expenses for the sale, including storage fees, without any prejudice to any action as may be appropriate for the recovery of any deficiency. For purposes of this provision and other pertinent provisions of this Contract, the LESSEE hereby constitutes the LESSOR and its authorized representatives as the LESSEE’s attorneys-in-fact, and all acts performed by them in the exercise of their authority are hereby confirmed. The LESSEE hereby expressly agrees that any or all acts performed by the LESSOR, its authorized agents, employees and/or representatives under the provisions of this Article may not be the subject of any petition for a Writ of Preliminary Injunction or Mandatory Injunction in court.

24)	The last paragraph of Article 28 shall be amended to read:

“Each party or its representative certifies that he/she has read or caused to be read to him/her the provisions of the foregoing Contract, receipt of a signed copy of which is hereby expressly acknowledged by that party or its representative and that he/she has fully understood the same.”

25) Article 29 shall be amended to read as follows:

29. DEFAULT

a) In the event that either party has not performed an obligation under the lease, this Contract or other rules or regulations, it shall have thirty (30) days after receipt of written notice from the non-defaulting party to cure the breach or it shall be deemed to be in default. The non-defaulting party shall have the option to terminate the lease, seek legal relief or all of the above.

In the case of Imperative Services under Exhibit A to the Lease and described above, the cure period shall be 72 hours or the LESSOR shall be in default and subject to termination without penalty or to the procurement of replacement services at LESSOR’s sole expense.

b) In the event that LESSEE should default in payment of his monthly rentals after the last calendar day of the month to which the rent pertains, as well as payment of interests, penalties, fees, charges and any other monetary obligations within the period provided herein, the LESSOR, without prejudice to all other remedies in this Contract, shall give the LESSEE ten (10) days from the last calendar day of the month to which the rent pertains to cure the breach. Thereafter, without the LESSEE being able to cure said breach, the LESSOR shall be authorized to padlock, close and take immediate possession of the leased premises, and after due notice, the LESSEE hereby constitutes the LESSOR his attorney-in-fact to sell all the properties of the LESSEE within the premises, which proceeds will be applied to all the outstanding obligations to the LESSOR;

c) In the fulfillment of obligations contained in this Contract which involve the performance of an act or construction of a certain work or an obligation to do and not to do, the LESSEE may cure or remedy any breach or failure to comply within thirty (30) days from such breach.

In the event of default or breach of any of the conditions of this Contract and after the lapse of the period specified in this section, or (i) even without such breach or default, if the LESSEE abandons the premises and the improvements thereon, or (ii) in case of non- operation for a period of one (1) month from commencement date without payment of rent, the LESSOR may, at its absolute discretion, declare this Contract canceled or terminated, without resorting to court action, and require the LESSEE to vacate the premises. PROVIDED, however, that in case of non-operation, abandonment or illegal detainer without prejudice to the payment of penalty for such illegal detainer, the LESSEE hereby expressly authorizes LESSOR as its duly authorized attorney-in-fact with full power and authority to padlock, break open if necessary and enter into and take possession of the premises for the protection of its interest therein and any action taken or done therein by the LESSOR, its representatives and agents, shall not be a cause for any legal action, be it civil or criminal, by the LESSEE. Delay in recovery of possession shall not be deemed as a waiver of the right of the LESSOR to recover possession of the premises.

If the LESSEE shall be dissolved, become bankrupt, insolvent or make an assignment for the benefit of creditors of all or substantially all of its assets or file any proceeding seeking any readjustment, arrangement, postponement or condonation or reduction of LESSEE’s debts, liabilities, or obligations, the LESSOR, at its sole option, may terminate this lease or require the LESSEE to deposit, within ten (10) days after receipt of written notice, six (6) months’ Rent as additional Security Deposit plus the amount equivalent to the six (6) months utility charges and management dues. In the latter case, if the LESSEE fails to comply with its obligation to give additional Security Deposit and the amount equivalent to six (6) months utility charges and management dues on such date specified by the LESSOR, the LESSOR shall immediately terminate this lease without need of any notice to the LESSEE and the LESSEE shall be subject to payment of the termination privilege fee for the appropriate months in which the termination occurs, as set forth in the lease, and such other unpaid charges. No penalty shall be charged in addition

If LESSOR shall default in the observance of any term, covenant or condition hereof and fail to remedy or commence to remedy (and diligently pursue until completion) such default within thirty (30) days after receipt of notice from LESSEE, LESSEE may, but shall not be obligated, to cure such default and to deduct the costs and expenses thereof from the Rent due hereunder, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case, such failure shall not be deemed a default hereunder if LESSOR proceeds promptly and with due diligence to cure such failure and diligently completes the curing thereof within a reasonable time. Should LESSOR breach any of the Imperative Service Levels under this lease and fails to cure such breach within 72 hours, at LESSEE’s option, LESSEE may immediately terminate this Lease without additional obligation other than for damage to the premises as set forth above, or obtain replacement services at LESSOR’s sole expense.

Default shall automatically take place upon the failure of the defaulting party to pay or perform any of its obligations during the time fixed herein for the payment or performance of such obligation without necessity of demand or, if no time is fixed, after ten (10) days from receipt of notice or demand from the LESSOR. So that in the event that the defaulting party has not performed its corresponding obligation under the Contract or other rules and regulations within the period specified herein, and thus became in default, the non-defaulting part shall have the option to terminate this lease, in addition to the remedies afforded to the non-defaulting party under the Contract. For purposes of default where demand or notice is required of the non-defaulting party, the parties hereby expressly agree that notice addressed to the defaulting party delivered at its office in the leased premises or at the address stated in this Contract shall be considered as sufficient compliance of the requirement of notice or demand.

The acceptance by the LESSOR of arrears in rent or the penalty for late payment, or extensions of payment shall not by itself be deemed a waiver by the LESSOR of any breach by the LESSEE of any covenant or condition contained in this Contract. Likewise, the acceptance of payment or performance of one or more obligations by the defaulting party shall not be deemed a waiver by the non-defaulting party of any breach by the defaulting party of any other covenant or conditions contained herein. Silence on the part of the non-defaulting party shall not also be considered as condonation or waiver of any breach or default by the defaulting party of any covenant or condition of this Contract.

No waiver by the non-defaulting party of any of its rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the non-defaulting party.

In case of cancellation or termination of this Contract due to default or breach of its terms, the defaulting party shall pay all reasonable attorney’s fees, costs and expenses of litigation that may be incurred by the non-defaulting party in enforcing its rights under this Contract or any of its provisions, as well as in the collection of all unpaid rents, fees, charges, taxes, assessments and reimbursements which the non-defaulting party may be entitled to.”

26)	The following shall be added to Article 33:

“33. OTHER PROVISIONS

a. no change

b. no change

c. no change

d. Mutual Indemnification. LESSEE shall indemnify, defend and hold harmless (“Indemnify”) LESSOR from all third-party claims, liability or costs due to the default, work, gross negligence, acts or omissions of LESSEE, its agents, employees or visitors. Likewise, LESSOR shall Indemnify LESSEE from all third-party claims, liability or costs due to the default, work, or gross negligence, acts or omissions of LESSOR, its agents, employees or visitors.

e. The LESSOR undertakes to provide the LESSEE back up power supply through generator set in the event of power interruption. Subject to force majeure, in case the LESSOR fails to provide the LESSEE back up power supply for a continuous period of three (3) days from the time the power interruption occurred, the LESSEE shall be entitled to terminate this lease.”

Exhibit A

ROBINSONS CYBERGATE PLAZA

CUSA COVERAGE

ITEM NO.	PARTICULARS	INCLUSIONS

I.	POWER, LIGHT & WATER	Covers Power and water of common areas such as parking, ground, floor lobbies, equipment rooms, perimeter lighting, etc.

II.	MANAGEMENT FEES	Covers building Administration staff

III.	CONTRACTED SERVICES	3rd party contractors hired by RLC

	Security Services	Covers officers/duty guards

	Janitorial Services	Covers regular cleaning of common areas such as lobbies, elevators, common toilets, parking areas, fire exits, etc.

	Receptionist	Covers receptionist/s

	Technicians	Covers Operations and PM technicians

	Pest Control	Pest control on common areas

	Garbage Hauling	Daily garbage collection by service provider

IV.	POSTAGE/TELEPHONE/MAILS	Building administrative expense like office telephone service and cellphones, mailing of billings etc.

V.	INSURANCE	Yearly Fire Insurance and General Public Liability Insurance

VI.	REPAIRS & MAINTENANCE

PM Supplies & Stocks

	Electrical	Incidental items used by Operations Technician for electrical use

	Mechanical	Incidental items used by Operations Technician for Mechanical use

	Plumbing/Civil	Incidental items used by Operations Technician for plumbing and civil uses

Electrical PM

	Busduct Retightening/Scanning	Done annually usually during Holy Week

	Switch Gear/ Substation	Done annually usually during Holy Week

	Synchronization Panels	Done annually usually during Holy Week

	BMS Maintenance	Quarterly Preventive Maintenance of Building Management

	FDAS Maintenance	System(BMS) Quarterly Preventive Maintenance of Fire Detection and Alarm System (FDAS)

Mechanical PM

	Elevator Maintenance	Monthly preventive maintenance work by Service Contractor

	Aircon - VRV System	Quarterly cleaning of aircon units at Office Units

	Genset Parts & Fuel	Incidental items for replacement and regular stock of Diesel Fuel for Gensets.

	Elevator Parts Contingencies	Stock parts for replacement of defective parts

	Aircon Parts Contingencies	Stock parts for replacement of defective parts

	Fire Pump System	Annual preventive maintenance work of Fire Pump System

Other PM

	Window Cleaning	Every other year

	STP Water Analysis	Test water samples as required by DENR

	Chemicals for STP /Lubricants	Covers expenses on chlorines, caustic sodas and lubricants of Sewerage Treatment Plant (STP)

	Cistern & Elevated Tank Cleaning	Done twice a year

	Other Parts Contingencies	Covers others not included in the above expenses

VII.	SUPPLIES	Office supplies of Building Administration

VIII.	REPRESENTATION	Includes representation expenses for such activities like Annual Fire Drills, Bomb Threat drills and other expenses related with Government Agencies

IX.	TRAVEL & TRANSPORTATION	Covers transportation expense by staff in relation to their functions

X.	MISCELLANEOUS	Cover expenses related to staff including trainings and seminars

XI.	CONTIGENCIES	Provides additional budget for repair and replacement of incidental items not covered in detailed budget

Note: In a single tenancy office floor wherein the tenant is given by BUILDING MANAGEMENT an exclusive right to the common comfort rooms, lobbies and hallways on the floor, the tenant shall be fully responsible for the maintenance, cleaning and sanitation of the said areas.

IMPERATIVE SERVICES

Throughout the Lease Period, Lessor shall provide through a third party property management firm properly trained engineering/operational support employees (the “Building Management Team”) who will be available 24 hours a day. The Building Management Team will be located either at the building; provided that if the Building Management Team (or any portion of the team) is not located at the building, Lessor shall use its best efforts to provide the Building Management Team with such communication and back-up support as is necessary to ensure a response time of approximately 15 minutes or less, subject to force majeure events. The Building Management Team shall be trained with regard to the general operation of the building including Lessor’s back-up power systems (including operation of all generators and related systems), A/C systems, life safety and security systems and the interaction of such systems with Lessee’s internal systems. The Building Management Team shall establish and maintain an escalation contact list for engineering and operational issues which cannot be addressed by the team within prescribed time periods and such contact list shall be available to the Building Management Team and Lessee at all times. The Building Management Team shall be available to assist Lessee with occupancy issues that arise after Regular Office Hours and holidays (such as, but not limited to, maintenance trouble-shooting, back-up power operations, life safety and alarm systems, security, etc.).